As filed with the Securities and Exchange Commission on June 15, 2011.
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMICUS THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	71-0869350
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
6 Cedar Brook Road, Cranbury, NJ 08512
(Address of Principal Executive Office)( Zip Code)

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
AMENDED AND RESTATED 2007 DIRECTOR OPTION PLAN
(Full title of the plan)

Geoffrey P. Gilmore
Senior Vice President, General Counsel and Secretary
Amicus Therapeutics, Inc.
6 Cedar Brook Road
Cranbury, NJ 08512
(Name and address of Agent for Service)

(609) 662-2000
(Telephone Number for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount Of
Title Of	To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee
Amended and Restated 2007 Equity Incentive Plan	7,000,000	$7.44	$52,080,000	$6,047
Common Stock (par value $0.01 per share)
Amended and Restated 2007 Director Option Plan	360,798	$7.44	$2,684,338	$312
Common Stock (par value $0.01 per share)

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)	Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the Registrant’s common stock reported on June 13, 2011 as reported on The NASDAQ Stock Market, LLC.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to effect the registration of (i) an additional 7,000,000 shares of Common Stock of Amicus Therapeutics, Inc. (the “Registrant”) under the Registrant’s Amended and Restated 2007 Equity Incentive Plan and (ii) an additional 360,798 shares of Common Stock of the Registrant under the Registrant’s Amended and Restated 2007 Director Option Plan.
The contents of the Registration Statements on Form S-8 filed by the Registrant on August 10, 2007 (File No. 333-157219) and February 10, 2009 (File No. 333-145305), are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit
Number		Exhibit Description

4.1	(1)	Amicus Therapeutics, Inc Amended and Restated 2007 Equity Incentive Plan

4.2	(2)	Amicus Therapeutics, Inc Amended and Restated 2007 Director Option Plan

5.1		Opinion of Pepper Hamilton LLP*

23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

23.2		Consent of Pepper Hamilton LLP (included in Exhibit 5.1)*

24		Power of Attorney (included in signature page hereto)*

(1)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on May 24, 2011.

(2)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on June 15, 2010.

*	Filed herewith

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Cranbury, state of New Jersey, on the 14th day of June, 2011.

AMICUS THERAPEUTICS, INC.
By:	/s/ Matthew R. Patterson
	Name:	Matthew R. Patterson
	Title:	President and Acting Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Matthew R. Patterson and Geoffrey P. Gilmore, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 14th day of June, 2011.

Signature	Title

/s/ Matthew R. Patterson Matthew R. Patterson	President and Acting Chief Executive Officer (Principal Executive Officer)

/s/ Daphne Quimi Daphne Quimi	Corporate Controller (Principal Financial and Accounting Officer)

/s/ John F. Crowley John F. Crowley	Director

/s/ Sol J. Barer, Ph.D. Sol J. Barer, Ph.D.	Director

/s/ Alexander E. Barkas, Ph.D. Alexander E. Barkas, Ph.D.	Director

Signature	Title

/s/ James Barrett, Ph.D. James Barrett, Ph.D.	Director

/s/ Donald J. Hayden, Jr. Donald J. Hayden, Jr.	Director

/s/ Margaret G. McGlynn, R.Ph. Margaret G. McGlynn, R.Ph.	Director

/s/ Michael G. Raab Michael G. Raab	Director

/s/ Glenn P. Sblendorio Glenn P. Sblendorio	Director

/s/ James N. Topper, M.D., Ph.D. James N. Topper, M.D., Ph.D.	Director

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24	Power of Attorney (included in signature page hereto)